Exhibit g(11)

FORM OF
Appendix "B
To
Custodian Agreement
Between
The Chase Manhattan Bank, N.A. and Each of the Investment
Companies Listed on Appendix "A" thereto

Dated as of _____________

The following is a list of Additional Custodians, Special
Subcustodians and Foreign Subcustodians under the Custodian Agreement dated as of August 1, 1994 (the "Custodian Agreement"):

A.          Additional Custodians:

            CUSTODIAN                       PURPOSE

            Bank of New York                FICASH

                                            FITERM

B.          Special Subcustodians:

            SUBCUSTODIAN                    PURPOSE

            Bank of New York                FICASH

            Citibank, N.A.                  Global Bond Certificates*

C.          Foreign Subcustodians:

COUNTRY     FOREIGN SUBCUSTODIAN            DEPOSITORY

Argentina   Chase Manhattan Bank, N.A.,     Caja de Valores, S.A.
            Buenos Aires

            Citibank, N.A., Buenos Aires

Australia   The Chase Manhattan Bank,       Austraclear Limited

            Sydney

                                            RITS

            Westpac Banking Corporation,
            Sydney

                                            The Clearing House Electronic

                                            Sub-register System

Austria     Creditanstalt-Bankverein,       Osterreichsche Kontrollbank

            Vienna                          Aktiengesellschaft (OEKB)

Bahrain     British Bank of the Middle      None
            East, Manama

Bangladesh  Standard Chartered Bank, Dhaka  None


*Citibank, N.A. will act as Special Subcustodian with respect to global bond certificates for the following portfolios only: Fidelity Advisor Series VIII: Fidelity Advisor Emerging Markets Income Fund; Fidelity Investment Trust: Fidelity New Markets Income Fund.

Belgium         Generale Bank,                   Caisse Interprofessionnelle

                Brussels                         de Depot et de Virement de

                Banque Bruxelles Lambert,        Titres (CIK)
                Brussels

                                                 Banque Nationale de Belgique

Bermuda         The Bank of Bermuda, Limited     None

                Hamilton

Botswana        Barclays Bank of Botswana Ltd.,  None

                Gaborone

Brazil          Citibank, N.A., Sao Paulo        Bolsa de Valores de Sao Paulo

                                                 (BOVESPA/CALISPA);

                                                 Companhia Brasleira de
                                                 Liquidacao e Custodia

                BankBoston, N.A., Sao Paulo      Rio de Janeiro Stock Exchange

                                                 (BVRJ)

                                                 Companhia Brasileira de
                                                 Liquidacao

                                                 e Custodia

Bulgaria        ING Bank, Sofia                  Central Depository AD,
                                                 Bulgarian

                                                 National Bank

Canada          Canada Imperial Bank of          Canadian Depository for
                Commerce,

                Toronto                          Securities Ltd. (CDS)

                Royal Bank of Canada

Chile           Chase Manhattan Bank, Santiago   Deposito Central de Valores,
                                                 S.A.

                Citibank, N.A., Santiago

China-Shanghai  Hongkong & Shanghai Banking      Shanghai Securities Central

                Corp., Ltd., Shanghai            Clearing & Registration Corp.

                                                 (SSCCRC)

China-          Hongkong & Shanghai Banking      Shenzhen Securities Central
Shenzhen

                Corp., Ltd., Shenzhen            Clearing Co (SSCC)

Colombia        Cititrust Colombia S.A.,         Deposito Central de Valores
                Sociedad Fiduciaria,

                Bogota

                                                 Deposito Centralizado de
                                                 Valores

                                                 (DECEVAL)

Cyprus          The Cyprus Popular Bank Ltd      None

Czech           Ceskoslovenska Obchodni          Securities Center (SCP)
Republic        Banka, A.S., Prague

                ING Bank N.V., Prague

Denmark         Den Danske Bank, Copenhagen      Vaerdipapircentralen-VP Center

Ecuador         Citibank, N.A., Quito            None

Egypt           National Bank of Egypt, Cairo    Misr for Clearing, Settlement
                                                 and

                                                 Depository

                Citibank, N.A., Cairo

Finland         Merita Bank, Ltd.,               Central Share Register of

                Helsinki                         Finland (CSR)

France          Banque Paribas, Paris            SICOVAM

                Credit Agricole Indosuez, Paris

                Societe Generale

Germany         Dresdner Bank A.G., Frankfurt    Deutsche Borse Clearing (DBC)

Ghana           Barclays Bank of Ghana Ltd.,     None
                Accra

Greece          Barclays Bank Plc, Athens        The Central Securities
                                                 Depository

                                                 (Apothetirio Titlon, A.E.)

                                                 Bank of Greece

Hong Kong       Chase Manhattan Bank,            Central Clearing & Settlement

                Hong Kong                        System (CCASS)

                Hongkong & Shanghai Banking      The Central Money Markets Unit
                Corp., Ltd.,

                Hong Kong

Hungary         Citibank Budapest Rt., Budapest  Central Depository & Clearing
                                                 House

                                                 (Budapest) Ltd. (KELER Ltd.)

India           Deutsche Bank AG, Mumbai         National Securities Depository

                                                 Limited (NSDL)

                Hongkong & Shanghai Banking      Central Depository Services
                Corp. Ltd.,                      (India) Limited (CDSL)

                Mumbai

                Chase Manhattan Bank, Mumbai

                Standard Chartered Bank, Mumbai

Indonesia       Hongkong & Shanghai Banking      PT Kustodian Sentral Efek
                Corp. Ltd.,                      Indonesia

                Jakarta

                Standard Chartered Bank,
                Jakarta

Ireland         Bank of Ireland, Dublin          The CREST System

                Allied Irish Bank PLC, Dublin    Bank of Ireland Securities
                                                 Settlement

                                                 Office

Israel          Bank Leumi Le-Israel, B. M.,     Tel Aviv Stock Exchange
                Tel Aviv

                                                 (TASE) Clearinghouse Ltd.

Italy           Bank Paribas, Milan              Monte Titoli S.p.A.

                Citibank, N.A., Milan            Banca d'Italia

Ivory Coast     Societe Generale de Banques en

                Cote d'Ivoire, Abidjan           None

Japan           The Fuji Bank, Limited, Tokyo    Japan Securities

                                                 Depository Center (JASDEC)

                Bank of Tokyo-Mitsubishi         Bank of Japan
                Ltd., Tokyo

Jordan          Arab Bank, PLC, Amman            None

Kenya           Barclays Bank of Kenya Ltd.,     None
                Nairobi

Lebanon         The British Bank of the          Midclear
                Middle East (BBME)

Luxembourg      Banque Generale du Luxembourg    None

                Banque Bruxelles Lambert,
                Luxembourg

Malaysia        The Chase Manhattan Bank,        Malaysian Central Depository

                (M) Berhad, Kuala Lumpur         Sdn. Bhd. (MCD)

                Hongkong Bank Malaysia
                Berhad, Kuala Lumpur

Mauritius       Hongkong & Shanghai Banking      Central Depository &
                Corp. Ltd.,                      Settlement Co.,

                Port Louis                       Ltd. (CDS)

Mexico          Chase Manhattan Bank, Mexico,    Institucion para el Deposito de
                S.A.

                                                 Valores-S.D. INDEVAL, S.A.

                Citibank Mexico, S.A., Mexico    de C.V.
                City,

                a wholly-owned subsidiary of
                Citibank, N.A.

Morocco         Banque Commerciale du Maroc,     MAROCLEAR

                Casablanca

Namibia         Standard Bank Namibia Ltd.,      None
                Windhoek

Netherlands     ABN-AMRO, Bank N.V.,             Nederlands Centraal Instituut

                Amsterdam                        voor Giraal Effectenverkeer

                                                 BV (NECIGEF); KAS Associatie,

                                                 N.V. (KAS)

New Zealand     National Nominees Ltd.,          New Zealand Central Securities
                Auckland

                                                 Depository Limited (NZCSD)

                ANZ Banking Group (New
                Zealand) Limited,

                Wellington

Norway          Den norske Bank ASA, Oslo        Verdipapirsentralen, The
                                                 Norwegian

                                                 Registry of Securities (VPS)

Oman            British Bank of the Middle       Muscat Securities Market
                East, Muscat

Pakistan        Citibank, N. A., Karachi         Central Depository

                                                 Company of Pakistan (CDC)

                Standard Chartered Bank,
                Karachi

                Deutsche Bank AG, Karachi

Peru            Citibank, N.A., Lima             Caja de Valores (CAVALI, S.A.)

Philippines     Hongkong & Shanghai Banking      The Philippines Central
                                                 Depository,

                Corp., Ltd., Manila              Inc.

Poland          Bank Handlowy W. Warzawie,       National Depository of
                S.A., Warsaw                     Securities

                Citibank Poland, S.A.,
                Warsaw, a wholly-owned

                indirect subsidiary of
                Citibank, N.A.

                Bank Polska Kasa Opieki, S.A.

Portugal        Banco Espirito Santo e           Central de Valores Mobiliaros
                Commercial

                de Lisboa, S.A., Lisbon          (Interbolsa)

                Bankco Comercial Portuges,
                Lisbon

                                                 The Central Treasury Bills
                                                 Registrar

Romania         ING Bank N.V., Bucharest         National Company for Clearing,

                ABN AMRO Bank (Romania)          Settlement & Depository

                                                 for Securities (SNCDD)

                                                 Bucharest Stock Exchange (BSE)

Russia          Chase Manhattan Bank             Rosvneshtorgbank (VTB)
                International,

                Moscow

                Credit Suisse First Boston AO,

                Moscow, a wholly-owned
                subsidiary of Credit Suisse

                First Boston

Singapore       Chase Manhattan Bank, Singapore  Central Depository (Pte) Ltd.
                                                 (CDP)

                Standard Chartered Bank,         Singapore Government
                Singapore                        Securities Book-entry System

                Oversea-Chinese Banking
                Corporation Limited,

                Singapore

Slovak          Ceskoslovenska Obchodna,         Stredisko Cennych Papierov
Republic        Banka, A.S.                      (SCP)

                Bratislava

                ING Bank N.V., Bratislava

Slovenia        Banka Creditanstalt D.D.,        Central Klirnisko Depotna
                Ljubljana                        Druzba

                                                 d.d. (KDD)

South Africa    Standard Bank of South           The Central Depository Limited
                Africa, Ltd.,

                Johannesburg                     STRATE

                First National Bank of
                Southern Africa Ltd.,

                Johannesburg

South Korea     Hongkong & Shanghai Banking      Korean Securities Depository
                Corp., Ltd.

                Seoul                            (KSD)

                Standard Chartered Bank, Seoul

Spain           Chase Manhattan Bank C.M.B.,     Servicio de Compensacion y
                S.A.

                Madrid                           Liquidacion de Valores (SCLV)

                Banco Santander S.A., Madrid     Banco de Espana

Sri Lanka       Hongkong & Shanghai Banking      Central Depository System
                Corp. Ltd.,

                Colombo                          (Pvt) Limited (CDS)

Swaziland       Stanbic Bank Swaziland           None
                Limited, Mbabane

                Standard Bank Swaziland Limited

Sweden          Skandinaviska Enskilda           Vardepappercentralen,
                Banken, Stockholm

                                                 The Swedish Central Securities

                Svenska Handelsbanken,           Depository
                Stockholm

Switzerland     Union Bank of  Switzerland,      Schweizerische Effekten-

                Zurich                           Giro A.G. (SEGA)

Taiwan          Chase Manhattan Bank, Taipei     Taiwan Securities Central

                                                 Depository Co., Ltd. (TSCD)

                Hongkong & Shanghai Banking
                Corp., Ltd.

                Taipei

Thailand        Chase Manhattan Bank, Bangkok    Thailand Securities Depository

                                                 Company Limited (TSD)

                Standard Chartered Bank,
                Bangkok

Transnational                                    CEDEL, S.A. Luxembourg

                                                 The Euroclear System

Turkey          Chase Manhattan Bank, Istanbul   Takas ve Saklama A.S. (TvS)

                Citibank, N.A., Istanbul         Central Bank of Turkey

United          Chase Manhattan Bank, London     The CREST System
Kingdom

                First Chicago NBD                Central Gilts Office
                Corporation, London

                                                 Central Moneymarkets Office

Uruguay         BankBoston, N.A., Montevideo     None

                Citibank, N.A., Montevideo

Venezuela       Citibank, N.A., Caracas          Central Bank of Venezuela

Zambia          Barclays Bank of Zambia Ltd.,    Lusaka Stock Exchange
                Lusaka

Zimbabwe        Barclays Bank of Zimbabwe        None
                Ltd., Harare


Each of the Investment Companies Listed on
Appendix "A" to the Custodian Agreement, on Behalf of Each of Their Respective Portfolios

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